SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                   _____________________________________

                                FORM 8 - K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                     Date of Report:  January 22, 1996

                   ____________________________________

                                 IBP, inc.

A Delaware     Commission File        IRS Employer Identification
Corporation    Number 1-6085          No. 42-0838666


                                IBP Avenue
                            Post Office Box 515
                       Dakota City, Nebraska  68731

                     Telephone Number:  (402) 494-2061

                   _____________________________________


                           Page 1 of 5 pages.




ITEM 5.   Other Events

     On January 22, 1996, IBP, inc. (the "Company") announced financial results for its 1995 fiscal year and the fourth quarter of 1995.

     Net sales in 1995 totaled $12.7 billion, up 5% from $12.1 billion the previous year. Net earnings were $258 million, a 41% increase over the $182 million recorded in 1994. Earnings per share, after the company's recent two-for-one stock split and an extraordinary fourth quarter 1995 charge of $22 million or $.23 per share for debt prepayment, rose to $2.67 in 1995 compared to $1.90 in 1994. All per share earnings amounts herein are adjusted to reflect the stock split.

     Net earnings for the fourth quarter of 1995 totaled $35 million, or $.36 per share, including the extraordinary charge for debt prepayment, compared to $78 million, or $.81 per share, in 1994.

     The Company released the following financial results.

                          CONSOLIDATED CONDENSED
                              BALANCE SHEETS


                              (In thousands)

                                      December 30,   December 31,
                                          1995           1994
                                      -----------   ------------

ASSETS

  Current assets:
    Cash and equivalents              $  116,277    $   84,229
    Marketable securities                 63,851        76,307
    Accounts receivable, net             529,796       514,800
    Inventories                          303,711       244,048
    Deferred income tax
      benefits and prepaid expenses       55,255        54,538
                                       ---------     ---------
  Total current assets                 1,068,890       973,922

  Property, plant and
    equipment, net                       726,859       651,364

  Goodwill, net                          208,434       216,779

  Other assets                            23,418        23,398
                                       ---------     ---------
                                      $2,027,601    $1,865,463
                                       =========     =========

LIABILITIES AND STOCKHOLDERS' EQUITY

  Current liabilities:
    Accounts and notes payable          $   308,261    $  275,595
    Other current liabilities               333,388       339,089
                                          ---------     ---------
  Total current liabilities                 641,649       614,684

  Long-term debt and
    capital lease
    obligations                             260,752       361,760

  Deferred income taxes
    and other liabilities                   102,261       108,525

  Stockholders' equity                    1,022,939       780,494
                                          ---------     ---------
                                         $2,027,601    $1,865,463
                                          =========     =========
  Year-to-date
    capital expenditures                 $  160,626    $   83,868
                                          =========     =========

                    SUMMARY OF SELECTED FINANCIAL DATA
               (Amounts in Thousands Except Per Share Data)

                  13 Weeks      14 Weeks      52 Weeks      53 Weeks
                    Ended         Ended         Ended         Ended
                 December 30, December 31,  December 30,  December 31,
                    1995          1994          1995          1994
OPERATIONS       ----------    ----------   -----------   ------------
Net sales        $3,160,322    $3,233,518   $12,667,562    $12,075,427
Cost of
 products sold    3,034,076     3,050,375    12,063,494     11,615,318
                  ---------     ---------    ----------     ----------
Gross profit        126,246       183,143       604,068        460,109

Selling, general and
  administrative
  expense            29,249        38,427       123,972        112,772
                  ---------     ---------    ----------     ----------
EARNINGS FROM
  OPERATIONS         96,997       144,716       480,096        347,337


Interest expense,
  net                 3,356         8,898        20,784         38,448
                  ---------     ---------    ----------     ----------
Earnings before
 income taxes and
 extraordinary loss  93,641       135,818       459,312        308,889

Income tax expense   36,600        58,000       179,200        126,600
                  ---------     ---------    ----------     ----------
Earnings before
 extraordinary loss  57,041        77,818       280,112        182,289

Extraordinary loss on
  early extinguishment
  of debt, less
  applicable taxes  (22,189)         -          (22,189)           -
                  ---------     ---------    ----------      ---------
NET EARNINGS     $   34,852    $   77,818   $   257,923     $  182,289
                  =========     =========    ==========      =========
PER SHARE DATA
  Earnings before
   extraordinary
     item            $  .59        $  .81         $2.90          $1.90

  Extraordinary item   (.23)          -            (.23)           -
                      -----         -----          ----           ----
  Net earnings       $  .36        $  .81         $2.67          $1.90
                      =====         =====          ====           ====
Dividends per share  $ .025        $ .025         $ .10          $ .10
                      =====         =====          ====           ====
Average common and common
  equivalent shares  97,144        96,444        96,631         96,163
                     ======        ======        ======         ======

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  January 23, 1996

                               IBP, inc.


                               By: /s/
                                   Name:  Lonnie O. Grigsby
                                   Title: Executive Vice President